                                                                    Exhibit 10.3

         Domestic Assignment Agreement dated as of February 15, 2001 among Registrant, Healtheon/WebMD Cable Corporation, Healtheon/WebMD Internet Corporation, The News Corporation Limited, Fox Entertainment Group, Inc., AHN/FIT Cable, LLC and AHN/FIT Internet, LLC

                          DOMESTIC ASSIGNMENT AGREEMENT

                                 BY AND BETWEEN

                               WEBMD CORPORATION,
                        HEALTHEON/WEBMD CABLE CORPORATION
                                       AND
                       HEALTHEON/WEB INTERNET CORPORATION

                                       AND

                          THE NEWS CORPORATION LIMITED,
                         FOX ENTERTAINMENT GROUP, INC.,
                             AHN/FIT CABLE, LLC AND
                              AHN/FIT INTERNET, LLC

                          DOMESTIC ASSIGNMENT AGREEMENT

         THIS DOMESTIC ASSIGNMENT AGREEMENT (the "AGREEMENT"), is dated as of February 15, 2001, by and between WEBMD CORPORATION, a Delaware corporation formerly known as Healtheon/WebMD Corporation ("WEBMD"), HEALTHEON/WEBMD CABLE CORPORATION, a Delaware corporation and wholly owned subsidiary of WebMD ("WEBMD CABLE"), HEALTHEON/WEBMD INTERNET CORPORATION, a Delaware corporation and wholly owned subsidiary of WebMD ("WEBMD INTERNET"), and collectively with WebMD and WebMD Cable, the "WEBMD PARTIES"), and The News Corporation Limited, a South Australia, Australia corporation ("NEWS CORP"), FOX ENTERTAINMENT GROUP, INC., a Delaware corporation controlled through certain intermediaries by News Corp ("FOX"), AHN/FIT CABLE, LLC, a Delaware limited liability company owned through certain intermediaries by Fox ("AHN/FIT CABLE"), and AHN/FIT INTERNET, LLC, a Delaware limited liability company owned through certain intermediaries by Fox ("AHN/FIT INTERNET"), and, collectively with News Corp, Fox, AHN/FIT Cable, the "NEWS CORP PARTIES").

                                  WITNESSETH:

         WHEREAS, as of December 6, 1999, WebMD, News Corp and Fox entered that certain Master Strategic Alliance Agreement (the "MASTER STRATEGIC ALLIANCE AGREEMENT") pursuant to which they agreed to enter into certain strategic alliances and deliver certain documents;

         WHEREAS, as of January 26, 2000 and as contemplated by the Master Strategic Alliance Agreement, WebMD, WebMD Cable, WebMD Internet, Fox, Fox Broadcasting Company, a Delaware corporation ("FBC"), Eastrise Profits Limited, an international business company incorporated under the laws of the British Virgin Islands ("EASTRISE"), AHN/FIT Cable and AHN/FIT Internet entered into that certain Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which WebMD agreed to issue 2,000,000 shares of common stock of WebMD, par value $0.0001 per share (the "COMMON STOCK"), and 155,951 shares of Series A Preferred Stock of WebMD, par value $0.0001 per share (the "PREFERRED STOCK"), for an aggregate consideration consisting of (i) $100 million, (ii) the transfer by AHN/FIT Cable to WebMD Cable of a 50% membership interest in The Health Network LLC, a Delaware limited liability company ("HEALTH NETWORK"), (iii) the transfer by AHN/FIT Internet to WebMD Internet of a 50% membership interest in The H/W Health & Fitness LLC, a Delaware limited liability company ("HEALTH & FITNESS"),
(iv) $400 million of branding services across the various media owned by News Corp and its Affiliates (as hereinafter defined) throughout the world, and (v) content to be provided by News Corp;

         WHEREAS, as contemplated by the Purchase Agreement and at the direction of Fox, WebMD issued (i) 2,000,000 shares of Common Stock to News America Incorporated, a Delaware corporation ("NEWS AMERICA"), and (ii) an aggregate of 155,951 shares of Preferred Stock which are currently held as follows: 50,433 shares of Preferred Stock are held by Eastrise and 105,518 shares of Preferred Stock are held by AHN/FIT Cable (the "CABLE SHARES");

         WHEREAS, as contemplated by the Purchase Agreement, WebMD Cable and AHN/FIT Cable entered into that certain Amended and Restated Operating Agreement of Health Network dated as of January 26, 2000, as amended (as amended, the "HEALTH NETWORK OPERATING AGREEMENT");

         WHEREAS, as contemplated by the Purchase Agreement, WebMD Internet and AHN/FIT Internet entered into that certain Amended and Restated Operating Agreement of Health & Fitness dated as of January 26, 2000 (the "HEALTH & FITNESS OPERATING AGREEMENT");

         WHEREAS, as contemplated in the Purchase Agreement, WebMD, Eastrise and Fox entered into that certain Healtheon/WebMD Media Services Agreement dated as of January 26, 2000 (the "MEDIA SERVICES AGREEMENT");

         WHEREAS, Health Network and WebMD entered into that certain Trademark License Agreement dated as of January 26, 2000 (the "WEBMD/HEALTH NETWORK TRADEMARK LICENSE AGREEMENT"), and that certain Content License Agreement dated as of January 26, 2000 (the "WEB/MD HEALTH NETWORK CONTENT LICENSE AGREEMENT");

         WHEREAS, as contemplated by the Purchase Agreement, WebMD, Fox and News Corp entered into that certain Content License Agreement dated as of January 26, 2000 pursuant to which Fox licensed content to WebMD (the "FOX CONTENT LICENSE AGREEMENT");

         WHEREAS, on the date hereof, pursuant to the Health Network Operating Agreement, WebMD Cable owns a fifty percent (50%) membership interest in Health Network (the "WEBMD CABLE INTEREST") and the AHN/FIT Cable owns a fifty percent (50%) membership interest in Health Network;

         WHEREAS, on the date hereof, pursuant to the Health & Fitness Operating Agreement, WebMD Internet owns a fifty percent (50%) membership interest in Health & Fitness (the "WEBMD INTERNET INTEREST");

         WHEREAS, the fifty percent (50%) membership interest in Health & Fitness previously owned by AHN/FIT Internet is, on the date hereof, owned by its Affiliate, AHN/FIT Cable;

         WHEREAS, on December 29, 2000, WebMD and News Corp entered that certain Letter Agreement (the "LETTER AGREEMENT") pursuant to which they agreed modify or terminate certain of the agreements to which they or their affiliates are party pursuant to definitive agreements to be negotiated and executed by the parties;

         WHEREAS, as contemplated by the Letter Agreement, the parties hereto desire to modify or terminate certain of those agreements as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   SECTION 1
                   ASSIGNMENT OF PREFERRED STOCK AND INTERESTS

         1.1      ASSIGNMENT; ALLOCATION; ELECTION.

                  (a) On the terms and subject to the conditions set forth in this Agreement, on the date hereof AHN/FIT Cable shall sell, transfer, assign, convey and deliver to WebMD the Cable Shares free and clear of any and all Liens (as hereinafter defined), in exchange for (i) the sale, transfer, assignment, conveyance and deliverance to AHN/FIT Cable of (A) the WebMD Cable Interest by WebMD Cable and (B) the WebMD Internet Interest by WebMD Internet, in each instance, free and clear of any and all Liens, and (ii) the execution and delivery of an amendment to the Media Services Agreement as provided in
Section 3 below. AHN/FIT Cable shall deliver one or more stock certificates, accompanied by stock powers, duly executed in blank, to WebMD to effect the transfer of the Cable Shares. WebMD Cable shall execute and deliver to AHN/FIT Cable an assignment of the WebMD Cable Interest in the form attached hereto as Exhibit A. WebMD Internet shall execute and deliver to AHN/FIT Cable an assignment of the WebMD Internet Interest in the form attached hereto as Exhibit B.

                  (b) From and after the date hereof, WebMD Cable and WebMD Internet shall have no rights and privileges as a member of Health Network and Health & Fitness, respectively, including without limitation, the right to receive any distributions made in respect of any interests in Health Network and Health & Fitness, respectively. All such rights and privileges shall inure to the benefit of AHN/FIT Cable from and after the date hereof.

                  (c) For the period from the formation of Health Network through the date hereof, WebMD Cable shall be allocated losses for tax purposes, to the extent available for allocation, of Health Network up to the aggregate amount of its funding to Health Network; and any remaining losses and items thereof of Health Network shall be allocated for tax purposes to AHN/FIT Cable. For the period from the formation of Health & Fitness through the date hereof, WebMD Internet shall be allocated losses for tax purposes, to the extent available for allocation, of Health & Fitness up to the aggregate amount of its funding to Health & Fitness; and any remaining losses and items thereof of Health & Fitness shall be allocated for tax purposes to AHN/FIT Internet. The parties are not aware of separately allocable items of income or gain of Health Network or Health & Fitness.

                  (d) The parties agree that AHN/FIT Cable's acquisition of the WebMD Cable Interest under this Agreement shall be treated by the parties as an asset purchase pursuant to a Section 754 election made under the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute(s).

                  (e) Each party shall file, and AHN/FIT Cable shall cause Health Network and Health & Fitness to file, all required federal, state, and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 1.1. In the event a party does not comply with the preceding sentence, the non-complying party shall indemnify and hold the other party wholly and completely harmless from all cost, liability and damage that such other party may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees and other expenses) as a consequence of such failure to comply.

AHN/FIT Cable, as the Tax Matters Member of Health Network and Health & Fitness, shall provide a copy of the tax returns of Health Network and Health & Fitness to WebMD.

         1.2 TERMINATION OF PUTS AND CALLS. Effective as of the date hereof, (a) the "Put" and "Call" (as both are defined in the Health Network Operating Agreement), and (b) the "Put" and "Call" (as both are defined in the Health & Fitness Operating Agreement), shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect.

                                   SECTION 2
                    ASSIGNMENT AND DELIVERY OF CERTAIN ASSETS

         2.1 ASSIGNMENT AND DELIVERY. The parties acknowledge that certain assets (the "ASSETS") formerly held by the predecessors of Health Network and Health & Fitness were acquired by WebMD or one or more of its Affiliates after January 26, 2000, and that WebMD has legal title to certain of the Assets and mere possession of others of the Assets. On the date hereof, WebMD shall assign the Assets to Health Network pursuant to the terms of an Assignment and Transfer Agreement in the form attached hereto as Exhibit C (the "ASSIGNMENT AGREEMENT").

                                    SECTION 3
                     AMENDMENT OF MEDIA SERVICES AGREEMENT;
                        TERMINATION OF CERTAIN AGREEMENTS

         3.1 AMENDMENT. WebMD, Fox and Eastrise shall execute and deliver the Amendment to the Media Services Agreement in a form attached hereto as Exhibit D.

         3.2      TERMINATION OF CERTAIN AGREEMENTS; RELEASE.

                  (a) Effective as of the date hereof, the Master Strategic Alliance Agreement, the Purchase Agreement, the WebMD/Health Network Trademark License Agreement, the WebMD/Health Network Content License Agreement and the Fox Content License Agreement (collectively, the "TERMINATED DOMESTIC AGREEMENTS") shall be terminated, with such termination evidenced by termination agreements (each a "TERMINATION AGREEMENT"), each in the form attached hereto as Exhibit E.

                  (b) Effective as of the date hereof, each of the News Corp Parties hereby fully releases each of the WebMD Parties and each of their respective directors, officers, agents, employees, stockholders, attorneys, legal representatives, subsidiaries, successors, assigns and other Affiliates from any and all obligations arising out of the ownership and operations of the business of Health Network and Health & Fitness, including, but not limited to, any obligation under the Health Network Operating Agreement (including any obligation to make capital contributions to Health Network), Health & Fitness Operating Agreement (including any obligation to make capital contributions to Health & Fitness) and obligations under the Terminated Domestic Agreements; provided, however, that nothing contained in this Section 3.2(b) shall limit the rights the parties may have with respect to a breach of any representation, warranty or covenant set forth in this Agreement.

                  (c) Each of WebMD Parties and the News Corp Parties shall execute and deliver the Release, in the form attached hereto as Exhibit F.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES OF THE NEWS CORP PARTIES. The News Corp Parties, jointly and severally, hereby represent and warrant to the WebMD Parties as follows:

                  (a) Each of the News Corp Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each of the News Corp Parties. This Agreement constitutes a valid and binding agreement of each of the News Corp Parties enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the News Corp Parties, will (i) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority (as hereinafter defined), or (ii) violate any provision of the articles of incorporation or bylaws or similar organizational documents of any of the News Corp Parties or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which any of the News Corp Parties is a party or by which they or any of their property is bound.

                  (d) No permits, registrations, approvals, consents, satisfaction of waiting periods, or waivers thereof of any court or agency of any jurisdiction or Governmental Authority, or of any other Person (as hereinafter defined) whatsoever, are necessary to allow it to consummate the transactions contemplated in this Agreement in compliance with, and not in breach of all applicable orders of any court or governmental or other agency directives, or the provisions of any contract, legal requirement or obligation binding upon it, its business, properties or assets.

                  (e) None of the News Corp Parties, nor any of their respective directors, officers, or, to each of their knowledge, any of their respective employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

                  (f) AHN/FIT Cable is the record and beneficial owner of 36,743 shares of the Cable Shares, free and clear of all Liens. AHN/FIT Cable is the beneficial owner of 67,244 shares of the Cable Shares as successor-in-interest to FBC, free and clear of all Liens. AHN/FIT

Cable is the beneficial owner of 1,531 shares of the Cable Shares a successor-in-interest to AHN/FIT Internet, free and clear of all Liens.

         4.2 REPRESENTATIONS AND WARRANTIES OF THE WEBMD PARTIES. The WebMD Parties, jointly and severally, hereby represent and warrant to the News Corp Parties as follows:

                  (a) Each of the WebMD Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each of the WebMD Parties. This Agreement constitutes a valid and binding agreement of each of the WebMD Parties enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the WebMD Parties, will (i) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority (as hereinafter defined), or (ii) violate any provision of the articles of incorporation or bylaws or similar organizational documents of any of the WebMD Parties or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which any of the WebMD Parties is a party or by which they or any of their property is bound.

                  (d) No permits, registrations, approvals, consents, satisfaction of waiting periods, or waivers thereof of any court or agency of any jurisdiction or Governmental Authority, or of any other Person (as hereinafter defined) whatsoever, are necessary to allow it to consummate the transactions contemplated in this Agreement in compliance with, and not in breach of all applicable orders of any court or governmental or other agency directives, or the provisions of any contract, legal requirement or obligation binding upon it, its business, properties or assets.

                  (e) None of the WebMD Parties, nor any of their respective directors, officers, or, to each of their knowledge, any of their respective employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

                  (f) WebMD Cable is the record and beneficial owner of the WebMD Cable Interest, free and clear of all Liens, and the WebMD Cable Interest represents fifty percent (50%) of the outstanding membership interests in Health Network.

                  (g) WebMD Internet is the record and beneficial owner of the WebMD Internet Interest, free and clear of all Liens, and the WebMD Internet Interest represents fifty percent (50%) of the outstanding membership interests in Health & Fitness.

                  (h) From January 26, 2000 until the date hereof, the WebMD Entities have operated Health Network in the ordinary course of business in accordance with past practices.

                  (i) The 2,000,000 shares of Common Stock delivered to News America pursuant to the Purchase Agreement have been duly authorized, validly issued, fully paid and non-assessable.

                                   SECTION 5
                                    COVENANTS

         5.1      FURTHER ASSURANCES.

                  (a) Each WebMD Party agrees to take any further action reasonably requested by any of the News Corp Parties to facilitate the consummation of the transactions contemplated by this Agreement. Each WebMD Party shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by a News Corp Party of their respective rights under this Agreement and to take such other actions after the date hereof as may reasonably be requested by a News Corp Party to effect the purposes of this Agreement.

                  (b) Each News Corp Party agrees to take any further action reasonably requested by any of the WebMD Parties to facilitate the consummation of the transactions contemplated by this Agreement. Each News Corp Party shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by a WebMD Party of their respective rights under this Agreement and to take such other actions after the date hereof as may reasonably be requested by a WebMD Party to effect the purposes of this Agreement.

                                   SECTION 6
                                 INDEMNIFICATION

         6.1      INDEMNIFICATION.

                  (a) Each of the News Corp Parties agrees jointly and severally to indemnify each of the WebMD Parties from any and all claims, losses, liabilities, or damages arising out of the ownership and operations of the business of Health Network and the business of Health & Fitness other than those arising out of the gross negligence or willful misconduct of any WebMD Party; provided, however, that nothing contained in this Section 6.1(a) shall limit the rights the parties may have with respect to a breach of any representation, warranty or covenant set forth in this Agreement.

                  (b) Each of the News Corp Parties shall indemnify, defend and hold harmless each of the WebMD Parties, its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses (as hereinafter defined), to the extent relating to, resulting from or arising out of any breach by any of the News Corp Parties of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (c) Each of the WebMD Parties shall indemnify, defend and hold harmless each of the New Corp Parties, its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by any of the WebMD Parties of any of its representations, warranties, covenants or agreements contained in this Agreement.

         6.2      DEFENSE OF CLAIMS.

                  (a) If any Indemnitee (as hereinafter defined) receives notice of the assertion or commencement of any Third Party Claim (as hereinafter defined) against such Indemnitee with respect to which an Indemnifying Party (as hereinafter defined) is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

                  (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 6.2(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 6.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party does not assume the defense of such Third Party Claim (or fails to notify the Indemnitee that the Indemnifying Party desires to assume such defense as provided herein), (ii) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, (iii) if the Indemnitee is advised by counsel that the Indemnifying Party has separate or inconsistent defenses to a Third Party Claim that create significant conflicts of interest or (iv) if the Indemnifying Party otherwise consents, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and which does not contain an unconditional release of the Indemnitee with respect to such Third Party Claim.

                  (c) Notwithstanding any other provision of this Agreement, failure to give timely notice or to include any specified information in any notice as provided in Sections 6.2(a) or 6.2(b) will not affect the rights or obligations of any party hereunder except and only to the extent that as a result of such failure, any party which was entitled to receive such notice was materially prejudiced as a result of such failure.

                                   SECTION 7
                            MISCELLANEOUS PROVISIONS

         7.1 AMENDMENT. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto.

         7.2 NON-WAIVER. No waiver by any party hereto of any breach o any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or different nature.

         7.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns.

         7.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or on the third business day after such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), and, pending the designation by written notice of another address, addressed as follows:

       If to any WebMD Entity:      WebMD Corporation
                                    River Drive Center 2
                                    669 River Drive
                                    Elmwood Park, New Jersey 07407
                                    Attention:  General Counsel
                                    Facsimile:  (970) 879-8746

       With a copy to:              Alston & Bird LLP
                                    1211 East Morehead Street
                                    P.O. Box Drawer 34009
                                    Charlotte, NC 28234-4009
                                    Attention: H. Bryan Ives III, Esq.

       If to any News Corp Entity:  The News Corporation Limited
                                    c/o News America Incorporated
                                    1211 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Arthur M. Siskind, Esq.

       With a copy to:              Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                    New York, New York 10176
                                    Attention: Ira Sheinfeld, Esq.

         7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

         7.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement; provided that this Agreement shall not become effective, and no agreement shall be deemed to exist between the parties hereto with respect to the subject matter hereof, until such counterparts have been executed by each party hereto and delivered to the other parties hereto.

         7.7 HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not affect in any way the meaning, construction or interpretation hereof.

         7.8      CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person;

                  (b) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government;

                  (c) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, including, without limitation, those related to or resulting from any claim, demand or suit (by any Person), including without limitation the reasonable costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expert consultant and engineering fees and expenses in connection therewith; (d) "Indemnitee" means any Person entitled to indemnification pursuant to Section 6.2 of this Agreement;

                  (d) "Indemnitee" means any Person entitled to indemnification pursuant to Section 6.2 of this Agreement;

                  (e) "Indemnifying Party" means any Person required to provide indemnification pursuant to Section 6.2 of this Agreement;

                  (f) "Lien" means any liens, claims, charges, pledges, encumbrances, security interests, restrictions or rights of others of any nature whatsoever;

                  (g) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity; and

                  (h) "Third Party Claim" means any claim, demand, action or proceeding made or brought by any Person (including any governmental entity) who is not a party to this Agreement or an Affiliate of a party to this Agreement.

         7.9 ENTIRE AGREEMENT. This Agreement and the Letter Agreement embody the entire agreement and understanding of the parties hereto and their Affiliates in respect of the subject matter contained herein, and merges and supersedes all prior agreements and understandings between the parties with respect to such subject matter. To the extent that this Agreement and the Letter Agreement are inconsistent, this Agreement shall govern.

         7.10 ASSIGNMENT. This Agreement may not be assigned by any party hereto.

         7.11 SEVERABILITY. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect; under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         7.12 EXPENSES. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Domestic Assignment Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                    WEBMD CORPORATION


                                    By: /s/ K. Robert Draughon
                                       --------------------------------------
                                       Name: K. Robert Draughon
                                       Title: Executive Vice President

                                    HEALTHEON/WEBMD CABLE
                                    CORPORATION


                                    By: /s/ K. Robert Draughon
                                       --------------------------------------
                                       Name: K. Robert Draughon
                                       Title: Executive Vice President

                                    HEALTHEON/WEBMD INTERNET
                                    CORPORATION


                                    By: /s/ K. Robert Draughon
                                       --------------------------------------
                                       Name: K. Robert Draughon
                                       Title: Executive Vice President

                                    THE NEWS CORPORATION LIMITED


                                    By: /s/ Arthur M. Siskind
                                       --------------------------------------
                                       Name: Arthur M. Siskind
                                       Title: Senior Executive Vice President

                                       FOX ENTERTAINMENT GROUP, INC.


                                       By: /s/ Lawrence A. Jacobs
                                          -------------------------------
                                          Name: Lawrence A. Jacobs
                                          Title: Sr. Vice President

                                       AHN/FIT CABLE, LLC


                                       By: /s/ Daniel Fawcett
                                          -------------------------------
                                          Name: Daniel Fawcett
                                          Title: Executive Vice President

                                       AHN/FIT INTERNET, LLC


                                       By: /s/ Daniel Fawcett
                                          -------------------------------
                                          Name: Daniel Fawcett
                                          Title: Executive Vice President